UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 20, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Westview Street, Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Employment Agreement dated August 21, 2007 by and between the Registrant and Thomas P. Kelly

Item 1.01. Entry into a Material Definitive Agreement.
On August 20, 2007, Critical Therapeutics, Inc. (the “Company”) entered into an agreement with Jagotec AG, a subsidiary of SkyePharma PLC, under which Jagotec agreed to manufacture and supply bulk uncoated tablets of twice-daily ZYFLO CR™ (zileuton) extended-release tablets (“ZYFLO CR”) to the Company for commercial sale. The Company previously had contracted with Jagotec for the manufacture of ZYFLO CR for clinical trials and regulatory review. Under the terms of the prior agreement, the Company and Jagotec had agreed to negotiate a commercial manufacturing agreement for ZYFLO CR. SkyePharma has guaranteed the performance by Jagotec of all obligations under the commercial manufacturing agreement.
The Company has agreed to purchase minimum quantities of ZYFLO CR during each 12-month period for the first five years following marketing approval of ZYFLO CR by the U.S. Food and Drug Administration (the “FDA”). For the term of the contract, the Company has agreed to purchase specified amounts of its requirements for ZYFLO CR from Jagotec. The commercial manufacturing agreement has an initial term of five years beginning on May 22, 2007, and will automatically continue thereafter, unless the Company provides Jagotec with 24-months’ prior written notice of termination or Jagotec provides the Company with 36-months’ prior written notice of termination. In addition, the Company has the right to terminate the agreement upon 30-days’ prior written notice in the event any governmental agency takes any action, or raises any objection, that prevents the Company from importing, exporting or selling ZYFLO CR. The Company also may terminate the agreement upon six-months’ advance notice in the event that an AB-rated generic pharmaceutical product containing zileuton is introduced in the United States and the Company determines to permanently cease commercialization of ZYFLO CR. Likewise, the Company may terminate the agreement upon 12-months’ advance notice if it intends to discontinue commercializing ZYFLO CR tablets. Furthermore, each party has the right to terminate the agreement upon the occurrence of a material uncured breach by the other party. In the event either party terminates the agreement, the Company has agreed to purchase quantities of ZYFLO CR tablets that are subject to binding forecasts.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2007, the Company announced that the Company has appointed Thomas P. Kelly, age 36, to serve as Chief Financial Officer and Senior Vice President of Finance and Corporate Development, effective August 20, 2007. From July 2003 to August 2007, Mr. Kelly served as a principal in life sciences investment banking at Canaccord Adams, Inc., an investment banking firm. From June 1998 to July 2002, Mr. Kelly served as vice president of life sciences investment banking at Robertson Stephens, Inc., an investment banking firm. From September 1996 to June 1998, Mr. Kelly served as an associate with Foley, Hoag & Eliot LLP, a law firm.
In connection with Mr. Kelly’s appointment as Chief Financial Officer and Senior Vice President of Finance and Corporate Development, the Company and Mr. Kelly entered into an employment agreement, dated August 21, 2007. The employment agreement has an initial term commencing on August 20, 2007 through December 31, 2008 and will automatically extend for an additional one-year term after such time on each subsequent anniversary of the commencement date unless either the Company or Mr. Kelly gives 90-days’ prior notice.
Under the employment agreement, Mr. Kelly will receive an annual base salary of $275,000. In addition, Mr. Kelly is eligible for an annual maximum cash bonus of 30% of base salary and an annual equity award. The actual amount of any cash bonus or equity award will be determined by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee may make actual cash bonus awards that may be greater or less than the annual maximum cash bonus based on overall corporate performance and individual performance. Mr. Kelly is not guaranteed either an annual cash bonus or an annual equity award; however, his cash bonus for the year ended December 31, 2007 shall not be less than $30,000 if he remains employed with Company through December 31, 2007.
If the Company terminates Mr. Kelly’s employment other than for “cause” or if Mr. Kelly terminates his employment for “good reason,” in each case as those terms are defined in the employment agreement, then the Company is obligated to provide the following to Mr. Kelly, provided he executes and delivers to the Company a severance agreement and release drafted by and satisfactory to counsel to the Company:
•	a lump sum payment equal to Mr. Kelly’s annual base salary in effect at that time;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for Mr. Kelly and his dependents and 100% of the amount of the monthly premiums paid by the Company for life insurance and disability insurance for Mr. Kelly until the earlier of one year after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a lump sum payment in an amount equal to the pro rata portion of Mr. Kelly’s target cash bonus in effect in the year of termination; and

•	accelerated vesting of 50% of Mr. Kelly’s outstanding unvested stock options and restricted stock.
Immediately upon a “change of control” of the Company, as defined in the employment agreement, Mr. Kelly is entitled to accelerated vesting of 50% of all his outstanding unvested stock options and restricted stock. In addition, if the Company terminates Mr. Kelly’s employment other than for “cause” or if Mr. Kelly terminates his employment for “good reason” during the period from three months before until one year after the occurrence of a change of control, then the Company is obligated to provide the following to Mr. Kelly, provided he executes and delivers to the Company a severance agreement and release drafted by and satisfactory to counsel to the Company:
•	a lump sum payment equal to Mr. Kelly’s annual base salary in effect at that time;

•	monthly payments in the amount of 80% of the monthly COBRA premiums for continued health and dental coverage for Mr. Kelly and his dependents and 100% of the amount of the monthly premiums paid by the Company for life insurance and disability insurance for Mr. Kelly until the earlier of one year after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a lump sum payment in an amount equal to a pro rata portion of Mr. Kelly’s target cash bonus in effect in the year of termination;

•	accelerated vesting of 100% of Mr. Kelly’s outstanding unvested stock options and restricted stock; and

•	up to three months of outplacement services.
Upon voluntary resignation, Mr. Kelly is entitled to a lump sum payment in an amount equal to a pro rata portion of his annual bonus from the previous year, provided that Mr. Kelly gives 90 days’ prior written notice of resignation and executes a release of the Company.

Mr. Kelly has agreed not to compete with the Company during his employment with the Company and for a one-year period after termination of employment by the Company for any reason at or after a “change of control” of the Company. Mr. Kelly has also agreed not to disclose any confidential information obtained during his employment.
The employment agreement with Mr. Kelly has been filed as an exhibit to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the agreement. The complete terms of the agreement are incorporated herein by reference.
There are no family relationships between Mr. Kelly and any other executive officer or director of the Company.
In connection with Mr. Kelly’s appointment as Chief Financial Officer and Senior Vice President of Finance and Corporate Development, the Company also granted to Mr. Kelly an option to purchase 150,000 shares of the Company’s common stock at a price of $2.25 per share, the closing price per share of the Company’s common stock on the NASDAQ Global Market on August 20, 2007. The option vests as to 25% of the shares on the first anniversary of the grant date and as to the remaining shares in 36 approximately equal monthly installments beginning one month thereafter.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Trevor Phillips
Trevor Phillips, Ph.D.
Senior Vice President of Operations and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement dated August 21, 2007 by and between the Registrant and Thomas P. Kelly.